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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendments No. 1 on Form S-8 to Registration Statement Nos. 333-23221, 333-52785, 333-81221, 333-47308, and 333-68524 on Form S-4 of Washington Mutual, Inc.; Registration Statement Nos. 33-86840, 333-40928, 333-69503, 333-87675, and 333-74646 on Form S-8 of Washington Mutual, Inc.; and Registration Statement Nos. 333-72662, 333-67988, and 333-63976 on Form S-3 of Washington Mutual, Inc. of our report dated Februay 19, 2002 (March 1, 2002 as to Note 2), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, on January 1, 2001) appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 2001.

Seattle, Washington
March 18, 2002

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INDEPENDENT AUDITORS' CONSENT